Exhibit 99.2
Report of Independent Registered Public Accounting Firm

To Board of Directors of LRE GP, LLC and Unitholders of LRR Energy, L.P.:

We have audited the accompanying consolidated balance sheets of LRR Energy, L.P. and its subsidiaries (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, of changes in unitholders’ equity, and of cash flows present fairly for each of the three years in the period ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LRR Energy, L.P. and its subsidiaries at December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 4, 2015